Exhibit (k)(27)

EXECUTION COPY

AGENCY AGREEMENT

(RELATED TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 29, 2014)

Dated as of October 29, 2014

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SECTION 16.	SEVERABILITY	11

SECTION 17.	FORCE MAJEURE	11

Signatures		1

EXHIBIT A — FORM OF NOTE PURCHASE AGREEMENT

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Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

AGENCY AGREEMENT, dated as of October 29, 2014 between Kayne Anderson MLP Investment Company (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as paying agent (the “Paying Agent”) and the Note Purchasers (as defined below).

RECITALS:

A. The Company has authorized the issuance of its senior notes consisting of (i) $50,000,000 aggregate principal amount of 2.89% Series LL Senior Unsecured Notes due October 29, 2020 (the “Series LL Notes”), (ii) $40,000,000 aggregate principal amount of 3.26% Series MM Senior Unsecured Notes due October 29, 2022 (the “Series MM Notes”), (iii) $20,000,000 aggregate principal amount of 3.37% Series NN Senior Unsecured Notes due October 29, 2023 (the “Series NN Notes”), and (iv) $90,000,000 aggregate principal amount of 3.46% Series OO Senior Unsecured Notes due October 29, 2024 (the “Series OO Notes,” together with the Series LL Notes, the Series MM Notes and the Series NN Notes are collectively, the “Notes”) pursuant to the Note Purchase Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), dated as of October 29, 2014, between the Company and each of the purchasers listed in Schedule A thereto (the “Note Purchasers”).

B. This Agreement is the Agency Agreement contemplated by Section 14.3 of the Note Purchase Agreement.

Capitalized terms used herein shall have the meanings set forth in Schedule B to the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 1. APPOINTMENT OF PAYING AGENT; REPRESENTATIONS AND WARRANTIES.

(a) The Company hereby appoints the Paying Agent to act, on the terms and conditions specified herein, as paying agent for the Company. The Company and the Paying Agent acknowledge and agree that no monies deposited hereunder shall be invested by the Paying Agent and that the Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder. The Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as required by law.

(b) The Paying Agent represents and warrants to the Company and the Registered Holders that this Agreement has been or will be, duly authorized, executed and delivered by or on behalf of the Paying Agent and is, or upon execution and delivery will be, legal, valid and binding obligations of the Paying Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

(c) The Paying Agent, in acting as paying agent hereunder, shall act through the principal office of its affiliate, The Bank of New York Mellon, at 101 Barclay Street, 7E, New York, New York 10286. As of the date hereof, the Company appoints The Bank of New York Mellon Trust Company, N.A. to act as paying agent hereunder in accordance with the Note Purchase Agreement.

SECTION 2. ESTABLISHMENT OF REMITTANCE ACCOUNT.

The Company hereby directs the Paying Agent to open and maintain for the benefit of each Person whose name is registered (the “Registered Holder”) in the register of the Notes maintained by the Company (the “Note Register”) and the Paying Agent hereby agrees for the benefit of the Registered Holders to open and maintain on the books of the Paying Agent a remittance and payment account (the “Remittance Account”) into which the Company will have the right, but not the obligation, to deposit cash to be applied solely to the payment of the principal of, Make-Whole Amount, if any, and interest then due and owing from time to time on or in respect of the Notes with respect to any prepayment of the Notes under Sections 8.2.1, 8.2.2 and 8.2.3 of the Note Purchase Agreement. The Company agrees to promptly furnish to the Paying Agent a copy of the current Note Register from time to time and the Paying Agent may conclusively rely on such copy. The Paying Agent further agrees that all sums from time to time deposited in the Remittance Account by or on behalf of the Company pursuant to its rights and obligations under the Note Purchase Agreement will be held by the Paying Agent in trust solely for the benefit of the Registered Holders; provided, however, that to the extent that the cash deposited in the Remittance Account exceeds the amount payable as determined in accordance with Sections 8.2.1, 8.2.2 and 8.2.3, as applicable, the Paying Agent shall promptly return such excess amounts to the Company. For avoidance of doubt, the Paying Agent shall not be responsible for paying interest on the Notes, except in connection with a prepayment thereof, and shall not be responsible for paying the principal thereof at the final stated maturity date.

SECTION 3. PAYMENTS ON PREPAYMENT DATES.

(a) Subject to the deposit of funds into the Remittance Account at such times described hereinbelow by or on behalf of the Company pursuant to Sections 8.2.1, 8.2.2 and/or 8.2.3 of the Note Purchase Agreement, the Paying Agent shall pay the principal and Make-Whole Amount, as applicable, and accrued and unpaid interest on the Notes being prepaid on each prepayment date which, in any such case, shall be the date designated therefor on each notice of prepayment of the Company given by the Company to the Registered Holders and the Paying Agent pursuant to said Sections 8.2.1, 8.2.2 and/or 8.2.3 of the Note Purchase Agreement, as applicable (the “Prepayment Date”). Each such payment of the amounts to the applicable Registered Holders shall be made from the Remittance Account on the relevant Prepayment Date by the Paying Agent.

In the case of any prepayment of the Notes pursuant to the provisions of Sections 8.2.1, 8.2.2 and/or 8.2.3 of the Note Purchase Agreement, the Company shall deposit with the Paying Agent not later than 1:00 p.m. New York time on the first Business Day prior to the Prepayment Date the aggregate unpaid principal amount of all Notes then being prepaid together with the

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

Make-Whole Amount, as applicable, and accrued and unpaid interest on the Notes to the Prepayment Date. In the case of prepayments pursuant to Section 8.2.1, such deposit shall be accompanied by a copy of the certificate of a Senior Financial Officer required by the last sentence of Section 8.2.1. In all cases, all notices of the Prepayment Date delivered by the Company to the Registered Holders of the Notes shall be delivered concurrently by the Company to the Paying Agent.

(b) The Paying Agent shall have no responsibility to obtain wire transfer instructions from any Registered Holder. The Paying Agent understands and agrees that the payment instructions set forth in Schedule A to the Note Purchase Agreement shall for purposes of all payments on any Prepayment Date be deemed to constitute written notice to the Paying Agent insofar as each of the Registered Holders is concerned, unless and until the Paying Agent receives any different payment instructions from any such Registered Holder.

(c) If the requirements (other than payment of the Notes) of Sections 8.2.1, 8.2.2 or 8.2.3, as applicable, have been satisfied, upon the deposit of immediately available funds sufficient to prepay any Notes pursuant to Sections 8.2.1, 8.2.2 and 8.2.3, as applicable (the “Optional Prepayment Amount”), with the Paying Agent, interest on such Notes shall cease to accrue as of the Prepayment Date and such Notes (or portion thereof then being prepaid) shall no longer be deemed to be outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the requisite Basic Maintenance Test or the 1940 Act Asset Coverage). Such Optional Prepayment Amount shall be paid on the Prepayment Date by the Paying Agent to the Registered Holders.

(d) The Paying Agent shall not be responsible for making any allocation under Section 8.3 of the Note Purchase Agreement and shall be entitled to conclusively rely on the notices of prepayment delivered to it under this Section 3 as to the amount of principal to be paid to each Registered Holder in the case of a partial prepayment. The Paying Agent shall not be responsible for determining whether the Company is entitled to make a prepayment under the Note Purchase Agreement or with respect to the amount of any prepayment that the Company is entitled to make thereunder.

(e) The Paying Agent shall make payments of principal of the Notes to the Registered Holders thereof without requiring the presentation and surrender thereof unless the Company has informed the Paying Agent that any such Registered Holder is not entitled to the benefit of Section 14.2 of the Note Purchase Agreement. If the Company has so notified the Paying Agent, payments on the Notes of such Registered Holders shall be made upon presentation and surrender thereof at the office referred to in Section 1(c) hereof. The Paying Agent shall not be liable to any Person for any losses incurred as a result of the Paying Agent having made any payment with respect to a Note without the presentation and surrender thereof in accordance with Section 14.2 of the Note Purchase Agreement.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

SECTION 4. NOTICES AND REPORTS.

The Company has delivered to the Paying Agent a copy of the Note Purchase Agreement and, promptly upon any amendment thereto or change therein, the Company shall deliver to the Paying Agent a copy of the Note Purchase Agreement as so amended or changed. The Paying Agent may rely upon such copy for all purposes of this Agreement. Notwithstanding the foregoing, in the event of any disagreement as between the Company and the Registered Holders with respect to the copy of the Note Purchase Agreement delivered by the Company to the Paying Agent, the Required Holders may deliver to the Paying Agent a copy of the Note Purchase Agreement which, beginning from the time of delivery, the Paying Agent shall rely on for all purposes of this Agreement. The Paying Agent agrees that the notices given by the Company to the Paying Agent hereunder may be given or made at the office of the Paying Agent at its address set forth in Section 11 hereof.

SECTION 5. CONDITIONS OF ACCEPTANCE BY PAYING AGENT.

It is understood and agreed that the acceptance by the Paying Agent of the agency provided for herein is subject to the following conditions:

(a) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.

(b) In acting under this Agreement the Paying Agent shall not be liable except for gross negligence or willful misconduct in the performance of its obligations hereunder.

(c) The Paying Agent is acting solely as a non-fiduciary agent for the Company hereunder and owes no duties to any other Person except as specifically provided for herein and does not assume any obligation or relationship of agency or trust for or with the Registered Holders other than the limited obligations with respect to amounts deposited hereunder for the payment of principal of, Make Whole Amount and interest on the Notes, and no implied duties shall be read into this Agreement against the Paying Agent.

(d) The Paying Agent may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and in reliance on such advice or opinion of counsel.

(e) In the absence of gross negligence or willful misconduct on its part, the Paying Agent, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under this Agreement.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

(f) The Paying Agent shall not be liable for any error of judgment made in good faith by any of the Paying Agent’s officers unless it shall be proved that the Paying Agent was grossly negligent in ascertaining the pertinent facts.

(g) The Paying Agent shall be entitled to rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any note, notice, resolution, consent, certificate, affidavit, letter, opinion, telegram, teletype, message, statement, order, request, direction or other paper or document believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties.

(h) In the event of any dispute among the parties hereto the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.

(i) The Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement (including any schedules hereto), the Notes or any offering material used in connection with the offer and sale of the Notes or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

(j) The Paying Agent shall not invest any funds held by the Paying Agent in the Remittance Account.

(k) The Paying Agent shall (i) not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements of the Notes or the Note Purchase Agreement or as to the existence of a default or an event of default thereunder or (ii) not be deemed to have notice of a default or event of default under the Note Purchase Agreement unless the Paying Agent is notified of such default or event of default in writing addressed to it to at its address set forth in Section 11.

(l) In the administration of this Agreement, the Paying Agent may execute any of its powers and perform its duties hereunder directly or through agents, subagents, custodians, subcustodians, depositories or attorneys and shall not be responsible for misconduct or negligence on the part of, or for the supervision of, any agent, subagent, custodian, subcustodian, depository or attorney appointed by it with due care hereunder.

(m) The Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for hereby and in any instance where the Paying Agent is subject to the direction of Note Purchasers, the Paying Agent may act at the direction of the Required Holders and shall not incur liability for following any such directions.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

(n) None of the provisions contained in this Agreement shall require the Paying Agent to advance, expend or risk its own funds in the performance of any of its duties or the exercise of any of its rights or powers hereunder.

(o) The Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.

(p) If the Paying Agent renders any service hereunder not provided for in this Agreement, or the Paying Agent is made a party to or intervenes in any litigation pertaining to this Agreement or institutes interpleader proceedings relative hereto, the Paying Agent shall be compensated by the Company for such extraordinary services and reimbursed for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees occasioned thereby.

(q) The Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(r) The permissive right of the Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.

(s) The Paying Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of its officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any person authorized to sign such a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(t) The Paying Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Paying Agent.

(u) The Paying Agent has no duty under, pursuant to, or in connection with any other agreement, indenture or document, including but not limited to the Note Purchase Agreement (except as otherwise expressly provided for herein), or to monitor compliance by the Company with the provisions of such agreement, indenture or document.

(v) The Paying Agent shall have no duty to calculate the amount of any payment to be made by it hereunder and may conclusively rely on the Company’s determination of any such amounts.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

(w) Anything in this Agreement to the contrary notwithstanding, in no event shall the Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

SECTION 6. RESIGNATION OR REMOVAL OF PAYING AGENT; SUCCESSOR PAYING AGENT.

(a) The Paying Agent may at any time resign by giving written notice to the Company and Registered Holders of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, that such date shall not be less than 60 days after the giving of such notice by the Paying Agent to the Company and Registered Holders. The Paying Agent may be removed at any time by the filing with it of an instrument in writing signed by duly authorized officers of the Required Holders or the Company specifying such removal and the date upon which it is intended to become effective. Such resignation or removal shall take effect on the later of the date of the appointment by the Company of a successor agent acceptable to the Required Holders and the acceptance of such appointment by the Company and the successor agent. In the event no successor agent acceptable to the Required Holders and the Company accepts appointment as paying agent hereunder within 30 days after the date of such resignation, the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.

(b) In case at any time the Paying Agent shall be removed, resign or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of bankruptcy or similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Paying Agent qualified as aforesaid, shall be appointed by the Company (which successor shall be acceptable to the Required Holders) by an instrument in writing, filed with the successor Paying Agent and the predecessor Paying Agent. Upon the appointment as aforesaid of a successor Paying Agent and acceptance by such successor of such appointment, the Paying Agent so succeeded shall cease to be Paying Agent hereunder. If no successor Paying Agent shall have been so appointed and shall have accepted appointment as hereinafter provided within 30 days, then the Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Paying Agent. Such court may, as it may deem proper, prescribe or appoint a successor Paying Agent.

(c) Any successor Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, the Registered Holders and the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

Paying Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Paying Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Paying Agent hereunder.

(d) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust paying agency business of the Paying Agent shall be the successor Paying Agent under this Agreement without the execution or filing of any paper or any other act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7. INDEMNIFICATION.

The Company shall indemnify, defend and hold the Paying Agent and its directors, officers, employees and agents (collectively with the Paying Agent, the “Indemnitees”) harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket expenses, and reasonable legal fees and expenses, (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of its (1) execution and delivery of this Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Paying Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee’s gross negligence or willful misconduct. The provisions of this Section 7 shall survive the resignation or removal of the Paying Agent and the termination of this Agreement for any reason.

SECTION 8. COMPENSATION AND REIMBURSEMENT OF THE PAYING AGENT.

The Company shall pay the compensation of the Paying Agent at such rates as shall be agreed upon from time to time for all services rendered by the Paying Agent hereunder. The Company shall reimburse the Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct. The obligations of the Company to the Paying Agent pursuant to this Section 8 shall survive the resignation or removal of the Paying Agent and the satisfaction or termination of this Agreement.

SECTION 9. PAYMENT OF TAXES.

The Company will pay all stamp and other duties, if any, which may be imposed with respect to this Agreement or the issuance of the Notes.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

SECTION 10. NOTE PURCHASE AGREEMENT CONTROLLING.

Anything contained in this Agreement to the contrary notwithstanding, the Note Purchase Agreement shall, as among the Company and the holders of the Notes, be controlling and nothing herein contained shall be deemed or construed to relieve the Company of, or otherwise modify or amend, any of its obligations contained in the Note Purchase Agreement, as the case may be, whether with respect to the registration, transfer or exchange of the Notes or otherwise.

SECTION 11. NOTICES.

Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent (or at such other address as such party shall have specified to each other party in writing):

(i) If to the Company:

Kayne Anderson MLP Investment Company

811 Main Street, 14th Floor

Houston, Texas 77002

Attention: Chief Executive Officer

(ii) if to the Paying Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Corporate Trust

(iii) if to any Registered Holder, at the address designated by such Registered Holder pursuant to Section 18 of the Note Purchase Agreement.

Notices or communications given in accordance with the terms hereof shall be effective only upon actual receipt.

The Paying Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Paying Agent to be authorized to give instructions and directions on behalf of the Company. The Paying Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Paying Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Paying Agent, including without limitation the risk of the Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 12. BENEFIT OF AGREEMENT.

This Agreement is solely for the benefit of the parties hereto, their successors and assigns, and no other Person shall acquire or have any right hereunder or by virtue hereof.

SECTION 13. GOVERNING LAW.

This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

SECTION 14. COUNTERPARTS.

This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

SECTION 15. MODIFICATIONS.

This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

SECTION 16. SEVERABILITY.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 17. FORCE MAJEURE.

In no event shall the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Page Follows]

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By	/s/ TERRY HART
Name:	Terry Hart
Title:	Chief Financial Officer

Kayne Anderson MLP Investment Company	Agency Agreement related to Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Paying Agent

By	/s/ LAWRENCE M. KUSCH
Name:	Lawrence M. Kusch
Title:	Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AMERICAN HOME ASSURANCE COMPANY
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By	/s/ GERALD F. HERMAN
Name:	Gerald F. Herman
Title:	Managing Director

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GREAT WEST LIFE & ANNUITY INSURANCE COMPANY

By	/s/ TAD ANDERSON
Name:	Tad Anderson
Title:	Assistant Vice President, Investments

By	/s/ JANET HURKETT
Name:	Janet Hurkett
Title:	Manager, Investments

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ CHRIS HALLORAN
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ CHRIS HALLORAN
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ CHRIS HALLORAN
Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company, as Grantor

By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ CHRIS HALLORAN
Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ MATTHEW W. SMITH
Name:	Matthew W. Smith
Title:	Director

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

By	/s/ NICOLE TULLO
Name:	Nicole Tullo
Title:	Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By	/s/ BRIAN F. LANDRY
Name:	Brian F. Landry
Title:	Assistant Treasurer

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GENWORTH MORTGAGE INSURANCE CORPORATION

By	/s/ JOHN R. ENDRES
Name:	John R. Endres
Title:	Investment Officer

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST
NATIONAL LIFE INSURANCE COMPANY

By	/s/ CHRIS P. GUDMASTAD
Name:	Chris P. Gudmastad, CFA
Title:	Assistant Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SBLI USA LIFE INSURANCE COMPANY, INC. TRUSTMARK INSURANCE COMPANY GUIDEONE MUTUAL INSURANCE COMPANY GUIDEONE PROPERTY & CASUALTY INSURANCE COMPANY CATHOLIC FINANCIAL LIFE

By:	Advantus Capital Management, Inc.

By	/s/ ALLEN STOLTMAN
Name:	Allen Stoltman
Title:	Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO NOTE PURCHASE AGREEMENT

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GROUP HEALTH OPTIONS, INC.

By:	Prime Advisors, Inc., its Attorney-in-Fact

By	/s/ SCOTT SELL
Name:	Scott Sell
Title:	Vice President

EXHIBIT A

FORM OF NOTE PURCHASE AGREEMENT

Execution Copy

KAYNE ANDERSON MLP INVESTMENT COMPANY

$50,000,000 2.89% Series LL Senior Unsecured Notes due October 29, 2020

$40,000,000 3.26% Series MM Senior Unsecured Notes due October 29, 2022

$20,000,000 3.37% Series NN Senior Unsecured Notes due October 29, 2023

$90,000,000 3.46% Series OO Senior Unsecured Notes due October 29, 2024

NOTE PURCHASE AGREEMENT

Dated as of October 29, 2014

-i-

-ii-

-iii-

SCHEDULE A	—	Information Relating to Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

EXHIBIT 1-A	—	Form of 2.89% Series LL Senior Unsecured Notes due October 29, 2020

EXHIBIT 1-B	—	Form of 3.26% Series MM Senior Unsecured Notes due October 29, 2022

EXHIBIT 1-C	—	Form of 3.37% Series NN Senior Unsecured Notes due October 29, 2023

EXHIBIT 1-D	—	Form of 3.46% Series OO Senior Unsecured Notes due October 29, 2024

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

EXHIBIT 13.1	—	Form of Legend

EXHIBIT 14.3	—	Form of Agency Agreement

-iv-

Kayne Anderson MLP Investment Company	Note Purchase Agreement

KAYNE ANDERSON MLP INVESTMENT COMPANY

811 Main Street, 14th Floor

Houston, Texas 77002

$50,000,000 2.89% Series LL Senior Unsecured Notes due October 29, 2020

$40,000,000 3.26% Series MM Senior Unsecured Notes due October 29, 2022

$20,000,000 3.37% Series NN Senior Unsecured Notes due October 29, 2023

$90,000,000 3.46% Series OO Senior Unsecured Notes due October 29, 2024

as of October 29, 2014

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $200,000,000 aggregate principal amount of its senior notes consisting of

(i) $50,000,000 aggregate principal amount of 2.89% Series LL Senior Unsecured Notes due October 29, 2020 (the “Series LL Notes”),

(ii) $40,000,000 aggregate principal amount of 3.26% Series MM Senior Unsecured Notes due October 29, 2022 (the “Series MM Notes”),

(iii) $20,000,000 aggregate principal amount of 3.37% Series NN Senior Unsecured Notes due October 29, 2023 (the “Series NN Notes”), and

(iv) $90,000,000 aggregate principal amount of 3.46% Series OO Senior Unsecured Notes due October 29, 2024 (the “Series OO Notes,” together with the Series LL Notes, the Series MM Notes and the Series NN Notes are collectively, the “Notes”) shall be substantially in the form set out in Exhibits 1-A, 1-B, 1-C and 1-D, respectively.

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

The Series LL Notes shall bear interest from the date of issuance at a fixed rate equal to 2.89% per annum payable semiannually on the 19th day of each June and December in each year (commencing December 19, 2014) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 8.7.

The Series MM Notes shall bear interest from the date of issuance at a fixed rate equal to 3.26% per annum payable semiannually on the 19th day of each June and December in each year (commencing December 19, 2014) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 8.7.

The Series NN Notes shall bear interest from the date of issuance at a fixed rate equal to 3.37% per annum payable semiannually on the 19th day of each June and December in each year (commencing December 19, 2014) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 8.7.

The Series OO Notes shall bear interest from the date of issuance at a fixed rate equal to 3.46% per annum payable semiannually on the 19th day of each June and December in each year (commencing December 19, 2014) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 8.7.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the respective Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m., Chicago time, at the closing (the “Closing”), on October 29, 2014. At the Closing,

Kayne Anderson MLP Investment Company	Note Purchase Agreement

the Company will deliver or cause to be delivered to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each Series to be so purchased at the Closing (or such greater number of Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 113-80140-12 at JPMorgan Chase Bank, N.A. / CTC, 14201 North Dallas Parkway, Thirteenth Floor (TX1-J165), Dallas, Texas 75254, ABA# 021000021; TDA/DDA# 0728109447; Account Name: JPMCB/CTC; FFC Account Number: P09447/CUST/1138014012, for credit to account: Kayne Anderson MLP Investment Company; Ref: Notes. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Paul Hastings LLP, counsel for the Company, and from Venable LLP, special Maryland counsel to the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other

Kayne Anderson MLP Investment Company	Note Purchase Agreement

matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms (such as Forms U-1 and G-1 through 4) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser, and each other Purchaser, shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A private placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 4.11. Rating of Notes. The Notes shall have been given a rating of not less than AAA by Fitch prior to the date of issuance thereof.

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request and shall receive such information as may be reasonably necessary to complete any Holder Forms.

Section 4.13. Sale of MRP Shares; Satisfaction of Closing Conditions in 2014 Securities Purchase Agreement. Contemporaneously with the Closing the Company shall sell to each purchaser under the 2014 Securities Purchase Agreement and each such purchaser shall purchase the MRP Shares to be purchased by it at the Closing (as defined in the 2014 Securities Purchase Agreement). The closing conditions set forth in Section 4 of the 2014 Securities Purchase Agreement shall have been satisfied to each such purchaser’s satisfaction as provided therein.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company is a non-diversified, closed-end management investment company as such term is used in the 1940 Act.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company, including through its agents, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Citigroup Global Markets Inc., in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to October 10, 2014 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since November 30, 2013 there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4. No Subsidiaries. The Company has no Subsidiaries as of the date of the Closing other than CNR GP HoldCo LLC, which was the general partner of Clearwater Natural Resources, LP and was organized for the sole purpose of holding an investment in that portfolio company consistent with the Company’s investment objective.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) The Company is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. As of the date hereof, the Company has not been subject to a Federal income tax audit other than with respect to the tax year ended in 2004 (which audit has not been closed, but which audit would not reasonably be expected to have a Material Adverse Effect), and no statute of limitations related to Federal income tax liabilities of the Company has run.

Section 5.10. Title to Property; Leases. The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time in the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or Section 4975 of the Code. Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to any such plan.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities (other than the MRP Shares) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, more than 70 Persons, all of which were Institutional Investors, including the Purchasers, each of which has been offered the Notes or similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as permitted under the 1940 Act including for the refinancing of existing Indebtedness, making new portfolio investments and for general corporate purposes. Assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms by the Purchasers (such as Forms U-1 and G-1 through 4, as applicable), each Purchaser’s purchase of the Notes specified under this Agreement will not cause a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), Regulation X of said Board (12 CFR 224) or Regulation T of said Board (12 CFR 220).

Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of September 30, 2014 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement or statute (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except for the 1940 Act or as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Subsidiary nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or

Kayne Anderson MLP Investment Company	Note Purchase Agreement

(iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Subsidiary nor any Controlled Entity has been notified in writing that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or, based on an action by the Company or any of its Subsidiaries or any Controlled Entity, will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Subsidiary or any Controlled Entity, directly or indirectly (i) to make an investment by the Company or any Subsidiary or any Controlled Entity in any Blocked Person, or consummate any transactions or dealings with the Company or any of its Subsidiaries or any Controlled Entity and any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Subsidiary nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s knowledge is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Subsidiary nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s knowledge is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws;

Kayne Anderson MLP Investment Company	Note Purchase Agreement

(2) To the Company’s knowledge, neither the Company nor any Subsidiary nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.

Section 5.17. Status under Certain Statutes. The Company is subject to regulation under the 1940 Act. The Company is, and immediately after giving effect to the issuance of the Notes will be, in compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 5.18. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and senior to any mandatorily redeemable Preferred Stock issued by the Company.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction and may be resold, transferred or otherwise disposed of only if registered pursuant to the provisions of the Securities Act and any applicable state or foreign securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b) Each Purchaser is duly authorized to enter into this Agreement, and the person signing this Agreement on behalf of the Purchaser is authorized to do so, under all applicable governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, or operating agreement). This Agreement constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency,

Kayne Anderson MLP Investment Company	Note Purchase Agreement

reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Each Purchaser (and any account which is a separate legal entity contemplated in Section 6.1(a)) is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act .

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee

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organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver or cause to be delivered to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days after the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

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(i) an unaudited balance sheet of the Company, as at the end of such quarter, and

(ii) unaudited statements of operations and changes in net assets of the Company, for the portion of the fiscal year ending with such quarter,

all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Company shall be deemed to have made such delivery of such quarterly financial statements if it shall have timely made such quarterly financial statements available on its home page on the worldwide web (at the date of this Agreement located at http://www.kaynefunds.com) and shall have given to such holder of Notes prior notice of such availability on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”) provided, further, that the Company agrees also to deliver hard copies of such financial statements within the time period required above to any holder of Notes who has requested such delivery in writing, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form N-CSR (the “Form N-CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i) a balance sheet and schedule of investments of the Company, as at the end of such year, and

(ii) statements of operations and changes in net assets of the Company, for such year,

all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form N-CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N-CSR if it shall

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have timely made Electronic Delivery thereof provided, further, that the Company agrees also to deliver hard copies of such financial statements within the time period required above to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(c) SEC and Other Reports — promptly upon their becoming available:

(i) one copy of each quarterly or annual financial statement, each regular or periodic report sent to the Company’s stockholders, each notice sent to the Company’s stockholders, each proxy statement and similar document filed with the SEC, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder) and each final prospectus and all amendments thereto filed by the Company with the SEC, and

(ii) if requested by any holder of Notes, each financial statement, report or notice sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any NRSRO.

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

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(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including, without limitation, actual copies of the quarterly and annual reports of the Company) or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes (including any such information as may be reasonably necessary to complete any Holder Forms).

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of Notes promptly upon the making of such Electronic Delivery):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.7, 10.4(b), 10.4(c) and 10.6 and any Additional Covenant incorporated herein pursuant to Section 9.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder of Notes and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of

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the Company with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, not more than twice each calendar year; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES

Section 8.1. Maturity and Payment. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount and Special Optional Prepayments.

Section 8.2.1. Optional Prepayments of the Notes with Make-Whole Amount. The Company may, at its option, and to the extent prepayment of the Notes (specifically including the applicable Make-Whole Amount and accrued interest on the Notes) in accordance with the provisions of this Section 8.2.1 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, or if within 90 days prior to the final maturity date of a particular Series, that particular Series, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Notes and the Paying Agent written notice of each optional prepayment under this Section 8.2.1 not less than 12 days (or 7 days in the case of any notice of prepayment in connection with a prepayment to cure any default under Sections 9.7(a) or 9.7(b), or both) and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each Series of the Notes to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment date, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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Section 8.2.2. Special Optional Prepayments. If the 1940 Act Senior Notes Asset Coverage is greater than 300%, but less than or equal to 325%, for any five (5) Business Days within a ten (10) Business Day period determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten Business Day period, the Company may, at its option, and to the extent prepayment of the Notes (specifically including the applicable Make-Whole Amount and accrued interest on the Notes) in accordance with the provisions of this Section 8.2.2 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Notwithstanding anything to the contrary set forth herein, the Make-Whole Amount for the Notes prepaid pursuant to this Section 8.2.2 shall be equal to two percent (2%) of the principal amount so prepaid; provided, however, that (a) the amount of Notes to be prepaid pursuant to this Section 8.2.2 shall at no time exceed an amount which results in a 1940 Act Senior Notes Asset Coverage of more than 340% pro forma for such prepayment, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, (b) immediately after giving effect to such prepayment, the aggregate amount of Indebtedness for borrowed money of the Company shall be less than the aggregate amount of Indebtedness for borrowed money of the Company immediately prior to such prepayment by the amount of Notes so prepaid and (c) the Company may not borrow under its revolving credit facility immediately prior to such prepayment for the purpose of financing such prepayment. The Company will give each holder of the Notes being prepaid pursuant to this Section 8.2.2 and the Paying Agent written notice of each optional prepayment under this Section 8.2.2 not less than 12 days and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and the Make-Whole Amount due in connection with such prepayment.

Section 8.2.3. Prepayments of Notes One Month Prior to Maturity at Par. Notwithstanding anything contained herein to the contrary, so long as no Default or Event of Default exists, the Company may, at its option, upon notice as provided below redeem all of the Notes of a particular Series on or after the date which is 30 days prior to maturity of such Series of Notes at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount. The Company will give each holder of Notes subject to such redemption and the Paying Agent written notice of each optional prepayment under this Section 8.2.3 not less than 12 days and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each Note to be prepaid on such date and the interest to be paid on the prepayment date.

Section 8.2.4. Optional Prepayment during Extended 10-Day Period. The Company may, upon notice as required below, prepay Notes to cure a Default under Section 11(c) (consisting solely of a Default under Section 9.7), at 100% of the principal amount so prepaid, together with

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interest accrued thereon to the date of such prepayment, and the Make-Whole Amount (referred to below) determined for such prepayment date with respect to the principal amount. The Company will give each holder of Notes written notice of each prepayment under this Section 8.2.4 prior to the end of the Initial 30-Day Period. Such notice shall specify such date (which shall be a Business Day) prior to the end of the Extended 10-Day Period, the aggregate principal amount of Notes to be prepaid, the principal amount of Notes held by such holder to be prepaid, and the interest and Make-Whole Amount (referred to below). In the event the Company makes any partial prepayment of Notes, the Existing Notes and any other Senior Securities to cure any Default under Section 11(c) during the Extended 10-Day Period, the principal amount of Notes, Existing Notes and any other Senior Securities to be prepaid shall be allocated among all of the Notes, Existing Notes and other Senior Securities at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Notwithstanding anything to the contrary set forth herein, the Make-Whole Amount for the Notes prepaid during the Extended 10 Day Period shall be equal to one percent (1%) of the principal amount so repaid; provided, however, that the amount of Notes, the Existing Notes and the other Senior Securities to be repaid during the Extended 10-Day Period shall at no time exceed an amount necessary for the Company to be in pro forma compliance with Section 9.7 after giving effect to such repayment.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2.1, 8.2.2 or 8.2.4, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, provided, that in the case of any prepayment of a particular Series of Notes within 90 days prior to the final maturity date thereof pursuant to Section 8.2.1, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable to the respective unpaid principal amount thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Status, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all of the Notes at the time outstanding upon the same terms and conditions with respect to the Notes. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and

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shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes, then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount. “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S.

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Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2.1 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Adjustment Period. Without limiting the provisions of Section 9.8, in addition to all other amounts due and payable hereunder and under the Notes, the interest rate applicable to each Series of Notes (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.3, the Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA PATRIOT Act, Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

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Section 9.2. Insurance. The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes. The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by it, to the extent the same have become due and payable and before they have become delinquent, provided that the Company need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, as the case may be.

Section 9.7. Asset Coverage. (a) The Company shall maintain, as of the last day of each month, the 1940 Act Asset Coverage.

(b) The Company shall satisfy, as of each Valuation Date, the Basic Maintenance Test.

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Section 9.8. Current Rating on the Notes. The Company shall at all times maintain a current rating given by a NRSRO of at least Investment Grade with respect to the Notes and shall not at any time have any rating given by a NRSRO of less than Investment Grade with respect to the Notes.

Section 9.9. Most Favored Lender Status. In the event that the Company shall at any time after the date of this Agreement enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness of the Company in excess of $10,000,000 in principal amount (other than Indebtedness permitted by Section 10.6) (a “Reference Agreement”) containing one or more Additional Covenants, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant contained in such Reference Agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 9.9, but shall merely be for the convenience of the parties hereto.

Notwithstanding the foregoing, (A) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.9 is subsequently amended or modified in the relevant Reference Agreement, such Additional Covenant, as amended or modified, shall be deemed incorporated by reference into this Agreement and replace such Additional Covenant as originally incorporated, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective under the relevant Reference Agreement and (B) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.9 is subsequently removed or terminated from the relevant Reference Agreement or the Company is otherwise no longer required to comply therewith under the relevant Reference Agreement, the Company, beginning on the effective date such Additional Covenant is removed or terminated from the relevant Reference Agreement or the Company otherwise no longer required to comply with such Additional Covenant, shall no longer be or remain obligated to comply with such Additional Covenant hereunder. In the event that an Additional Covenant is amended, modified, removed or terminated pursuant to this Section 9.9 and the Company and the Required Holders previously entered into an amendment to incorporate such Additional Covenant herein, the holders of the Notes, upon the request of the Company, shall enter into an amendment to this Agreement to reflect such amendment, modification, removal or termination of such Additional Covenant; provided that the failure of the holders of the Notes and the Company to execute and deliver any such amendment shall not adversely affect the automatic incorporation of any amended or modified Additional Covenants into, or the automatic removal or termination of Additional Covenants from, this Agreement as provided above in this Section 9.9.

Section 9.10. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes shall at all times rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness and senior to any mandatorily redeemable Preferred Stock issued by the Company.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 9.11. Maintenance of Status. The Company will remain a non-diversified, closed-end company registered with the SEC under the 1940 Act. The Company will also invest at least 85% of its Total Assets in energy-related partnerships and their affiliates and in other companies that, as their principal business, operate assets used in the gathering, transporting, processing, storing, refining, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, refined petroleum products or coal.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate and such transactions shall be pursuant to the reasonable requirements of the Company’s business and upon terms fair and reasonable to the Company.

Section 10.2. Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary or any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person subject to any sanctions imposed by the United Nations or by the European Union, or (b) to

Kayne Anderson MLP Investment Company	Note Purchase Agreement

make an investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any U.S. Economic Sanctions, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage in any activity that would reasonably be likely to subject the Company or any of its Subsidiaries or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.4. Certain Other Restrictions. (a) If the Rating Agency Guidelines require the Company to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to a Senior Security, then the Company will not engage in such actions, unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

(b) The Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of capital stock of the Company) upon any class of shares of capital stock of the Company or redeem, purchase or otherwise acquire any capital stock of the Company, unless, in every such case, immediately after such transaction, the 1940 Act Asset Coverage would be achieved after deducting the amount of such dividend, distribution, redemption price or purchase price, as the case may be; provided, however, that dividends may be declared upon, and the Company may redeem, purchase or otherwise acquire any Preferred Stock of the Company if the Notes and any other Senior Securities have an asset coverage (as determined in accordance with Section 18(h) of the 1940 Act as in effect on the date of this Agreement) of at least 200% at the time of declaration of dividends or the date of redemption or purchase, after deducting the amount of such dividend, redemption price or purchase price.

(c) A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Company is prohibited (i) at any time that an Event of Default has occurred and is continuing or (ii) if after giving effect to such declaration, the Company would not satisfy the Basic Maintenance Test.

Section 10.5. No Subsidiaries. The Company will not at any time have any Subsidiaries other than CNR GP HoldCo LLC (“CNR”), which was the general partner of Clearwater Natural Resources, LP and such other entities from time to time that may represent portfolio investments consistent with the Company’s investment objective and strategies (CNR and such other entities being referred to as “Controlled Portfolio Entities”), which Controlled Portfolio Entities shall not be consolidated with the Company for the purposes of any covenants, agreements or other determinations hereunder.

Section 10.6. Secured Debt. The Company will not at any time permit the aggregate unpaid principal amount of all Indebtedness of the Company secured by Liens on any assets of the Company (“Secured Indebtedness”) to be outstanding for more than 60 days at a time without re-payment thereof and, in addition, will not permit Secured Indebtedness to exceed 5%

Kayne Anderson MLP Investment Company	Note Purchase Agreement

of the Total Assets at the time of incurrence of any such Indebtedness, provided for purposes of this section, short sales, futures transactions and swap transactions effected in accordance with the 1940 Act and applicable interpretive guidance issued by the SEC will not be prohibited or restricted by this covenant.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 9.7, 9.8, 10.4(b), 10.4(c), 10.6 and any Additional Covenant incorporated herein pursuant to Section 9.9, and such default is not remedied within 30 days, provided, that in the case of any such default under Section 9.7, such 30-day period (the “Initial 30-Day Period”) shall be extended by an additional 10-day period (the “Extended 10-Day Period”) if the Company shall have given notice prior to the end of such Initial 30-Day Period of an optional prepayment of such principal amount of Notes pursuant to Section 8.2, the Existing Notes pursuant to Section 8.2 of the Existing Note Purchase Agreements and any other Senior Securities which, when consummated, shall be sufficient to cure such default); or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of

Kayne Anderson MLP Investment Company	Note Purchase Agreement

any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) KA Fund Advisors, LLC or one of its Affiliates is no longer the advisor of the Company; or

(k) if, pursuant to Section 18(a)(1)(C)(ii) of the 1940 Act, on the last day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage of less than 100%; or

(l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance

Kayne Anderson MLP Investment Company	Note Purchase Agreement

with Title IV of ERISA, shall exceed $35,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount, determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. Each Purchaser and each subsequent holder of the Notes severally acknowledges and agrees that any Notes received in connection with this Agreement will bear the legend set forth on Exhibit 13.1. The Company or its agent on the Company’s behalf shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company or its agent at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B, 1-C or 1-D, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $250,000. Notwithstanding anything to the contrary in this Section 13.2, no Notes shall be resold, transferred or otherwise disposed of unless such Notes are registered pursuant to the provisions of the Securities Act and any applicable state or foreign securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each holder of Notes will be deemed, by its acceptance thereof, (i) to have made the representations set forth in Section 6 of this Agreement and (ii) to have agreed to the confidentiality provisions set forth in Section 20 of this Agreement.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York Mellon located at 101 Barclay Street, 7E, New York, New York 10286. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company and the Paying Agent (which notice to the Paying Agent will be in accordance with Section 11(ii) of the Agency Agreement) in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. Agency Agreement. The Company and the holders of the Notes agree that in addition to the other provisions of this Section 14, the Company can make optional prepayments on the Notes pursuant to Sections 8.2.1, 8.2.2, and 8.2.3 pursuant to the Agency Agreement substantially in the form of Exhibit 14.3 hereto or in such other form as is reasonably acceptable to the Company and the Required Holders. The Company shall deliver to the Paying Agent under the Agency Agreement copies of all notices and certificates under Sections 8.2.1, 8.2.2, and 8.2.3 delivered by the Company to any holder of Notes concurrently with the delivery thereof to such holder.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with

Kayne Anderson MLP Investment Company	Note Purchase Agreement

such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,500 per Series. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each holder of Notes affected thereby (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder of Notes to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes even if such holder of Notes did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of Notes nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of Notes. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. A holder of a Note, by receipt of Confidential Information, hereby also acknowledges that trading in the Company’s securities may be prohibited under applicable laws, rules and regulations and that it has implemented policies to comply with applicable laws, rules and regulations and to prohibit any such prohibited trades.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s

Kayne Anderson MLP Investment Company	Note Purchase Agreement

agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and all Additional Covenants incorporated herein pursuant to Section 9.9 shall be deemed to be a part hereof.

The Notes are issued under and are subject to the terms and provisions of this Agreement and no other indenture of the Company.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Kayne Anderson MLP Investment Company	Note Purchase Agreement

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

Kayne Anderson MLP Investment Company	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

AMERICAN HOME ASSURANCE COMPANY
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By
Name:	Gerald F. Herman
Title:	Managing Director

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

GREAT WEST LIFE & ANNUITY INSURANCE COMPANY

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:
Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company, as Grantor

By:	Prudential Investment Management, Inc., as Investment Manager

By:
Vice President

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

GENWORTH MORTGAGE INSURANCE CORPORATION

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST
NATIONAL LIFE INSURANCE COMPANY

By
Name:	Chris P. Gudmastad, CFA
Title:	Assistant Vice President

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SBLI USA LIFE INSURANCE COMPANY, INC.
TRUSTMARK INSURANCE COMPANY
GUIDEONE MUTUAL INSURANCE COMPANY
GUIDEONE PROPERTY & CASUALTY INSURANCE COMPANY
CATHOLIC FINANCIAL LIFE

By: Advantus Capital Management, Inc.

By
Name:
Title:

Kayne Anderson MLP Investment Company	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

GROUP HEALTH OPTIONS, INC.

By: Prime Advisors, Inc., its Attorney-in-Fact

By
Name:	Scott Sell
Title:	Vice President

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

AMERICAN HOME ASSURANCE COMPANY c/o AIG Asset Management 2929 Allen Parkway, A36-04 Houston, TX 77019-2155 Attn: Private Placements Portfolio Administration Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com	LL MM	$16,014,900 $4,701,500

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name: BNYM Income

Account Number: GLA111566

For Further Credit to: American Home Assurance Co.; Account No. 554933

Reference: PPN and Prin.: $             ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

American Home Assurance Company (554933)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

American Home Assurance Company (554933)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

SCHEDULE A

(to Note Purchase Agreement)

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Compliance

Email: complianceprivateplacements@aig.com

* Note:	Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Note to be issued in the nominee name of: HARE & CO., LLC (Tax ID #: 13-6062916)

(6)	Tax I.D. Number for American Home Assurance Company: 13-5124990

(7)	Physical Delivery Instructions:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Free Receive Dept (via overnight Mail)

New York, NY 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: American Home Assurance Company

Account Number: 554933

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

	LL MM	$16,000,000 $5,000,000

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name: BNYM Income

Account Number: GLA111566

For Further Credit to: National Union Fire Insurance Co.; Account No. 554910

Reference: PPN and Prin.: $             ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Compliance

Email: complianceprivateplacements@aig.com

* Note:	Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Note to be issued in the nominee name of: HARE & CO., LLC (Tax ID #: 13-6062916)

(6)	Tax I.D. Number for National Union Fire Insurance Company of Pittsburgh, PA: 25-0687550

(7)	Physical Delivery Instructions:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Free Receive Dept (via overnight Mail)

New York, NY 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: National Union Fire Insurance Co. of Pittsburgh, PA

Account Number: 554910

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

	LL MM OO	$985,100 $298,500 $250,000

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name: BNYM Income

Account Number: GLA111566

For Further Credit to: U.S. Bank N.A.; Account No. 117612

Reference: United Guaranty Residential Ins. Co.; PPN and Prin.: $             ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

United Guaranty Residential Insurance Company (1028783566)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

United Guaranty Residential Insurance Company (1028783566)

c/o U.S. Bank N.A.

Fax: Lisa Nadel (202) 261-0810

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Compliance

Email: complianceprivateplacements@aig.com

* Note:	Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Note to be issued in the nominee name of: HARE & CO., LLC (Tax ID #: 13-6062916)

(6)	Tax I.D. Number for United Guaranty Residential Insurance Company: 42-0885398

(7)	Physical Delivery Instructions:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Free Receive Dept (via overnight Mail)

New York, NY 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

For Account: U.S. Bank N.A. # 117612

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

AMERICAN GENERAL LIFE INSURANCE COMPANY c/o AIG Asset Management 2929 Allen Parkway, A36-04 Houston, TX 77019-2155 Attn: Private Placements Portfolio Administration Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com	OO	$14,750,000

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

State Street Bank Trust Company

ABA # 011-000-028

Account Name: American General Life Ins. Co. Physical; Fund Number PA40

Account Number: 0125-880-5

Reference: PPN and Prin.: $             ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

American General Life Insurance Company (PA40)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

American General Life Insurance Company (PA40)

c/o State Street Bank Corporation, Insurance Services

Fax: (816) 871-5539

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Compliance

Email: complianceprivateplacements@aig.com

* Note:	Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Note to be issued in the nominee name of: AGL-DEL (Tax ID #: 74-2058550)

(6)	Tax I.D. Number for American General Life Insurance Company: 25-0598210

(7)	Physical Delivery Instructions:

DTCC

Newport Office Center

570 Washington Blvd.

Jersey City, NJ 07310

5th Floor / NY Window / Robert Mendez (617-985-2074)

FBO: State Street Bank & Trust for account PA40

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attention: Investments Division Facsimile: (303) 737-6193 Email: bond_compliance@greatwest.com	MM OO	$5,000,000 $22,000,000

Payments

All payments shall be made by wire transfer as follows:

The Bank of New York Mellon

ABA No. 021-000-018

BNF: GLA111566

Account No.: 6409358400

Account Name: Great-West Life & Annuity Insurance Company

Attn: Income Collection Dept

Reference: Kayne Anderson, 3.26% Series MM Senior Unsecured Notes due October 29, 2022, PPN 486606 L@3 (Series MM) or Kayne Anderson, 3.46% Series OO Senior Unsecured Notes due October 29, 2024, PPN 486606 M*4

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 84-0467907

Physical Delivery

The Bank of New York Mellon

3rd Floor, Window A

One Wall Street

New York, NY 10286

Attention: Receive/Deliver Department

Reference: Great-West Life & Annuity Insurance Company/Acct No. 640935

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director, Energy Finance Group - Oil & Gas	MM	$1,000,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: P86188

FFC Account Name: Prudential Managed Portfolio

Each such wire transfer shall set forth the name of the Company, a reference to “3.26% Series MM Senior Unsecured Notes due 2022, Security No. INV11817, PPN 486606 L@3” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

The address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

Address for all other communications and notices shall be as first written above.

Recipient of telephonic prepayment notices:	Manager, Trade Management Group, Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Name of Nominee in which Notes are to be issued: None

Tax I.D. Number: 22-1211670

Physical Delivery:

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: William H. Bulmer

Telephone: (214) 720-6204

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

THE GIBRALTAR LIFE INSURANCE CO., LTD. c/o Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director Energy Finance Group - Oil & Gas	MM	$12,000,000

Payments

All principal, interest or Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: P30785

FFC Account Name: GIBPRVJAFS2

Each such wire transfer shall set forth the name of the Company, a reference to “3.26% Series MM Senior Unsecured Notes due 2022, Security No. INV11817, PPN 486606 L@3” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No. 021-000-021

Account No. 304199036

Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “3.26% Series MM Senior Unsecured Notes due 2022, Security No. INV11817, PPN 486606 L@3” and the due date and application (e.g., type of fee) of the payment being made.

Notices

Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Telephone: 81-3-5501-6680

Facsimile: 81-3-5501-6432

E-mail: mizuho.matsumoto@gib-life.co.jp

Attention: Mizuho Matsumoto, Team Leader of Investment Administration Team

and e-mail copy to:

Ito_Yuko@gib-life.co.jp

Maki.Ichihari@gib-life.co.jp

Kenji.Inoue@gib-life.co.jp

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Tax I.D. Number: 98-0408643

Physical Delivery

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: William H. Bulmer

Telephone: (214) 720-6204

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director Energy Finance Group - Oil & Gas	MM	$4,300,000 $3,600,000 $3,000,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: P86345

FFC Account Name: PRIAC - SA - Principal Preservation - Privates (in the case of payments on account of the Note originally issued in the principal amount of $4,300,000)

FFC: P86337

FFC Account Name: PRIAC - SA - New York Carpenters - Privates (in the case of payments on account of the Note originally issued in the principal amount of $3,600,000)

FFC: P86341

FFC Account Name: PRIAC - SA - Health Care Service Corp - Privates (in the case of payments on account of the Note originally issued in the principal amount of $3,000,000)

Each such wire transfer shall set forth the name of the Company, a reference to “3.26% Series MM Senior Unsecured Notes due 2022, Security No. INV11817, PPN 486606 L@3” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 802-8107

Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Tax I.D. Number: 06-1050034

Physical Delivery

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: William H. Bulmer

Telephone: (214) 720-6204

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director, Energy Finance Group - Oil & Gas	MM	$1,100,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

BONY Mellon

101 Barclay Street

New York, NY 10286

ABA: 021-000-018

Account Name: BNY Mellon Transfer Funds Reconcilement

Account Number: GLA 111-565

FFC: 248382 PAR U Hartford Life Insurance Comfort Trust

Each such wire transfer shall set forth the name of the Company, a reference to “3.26% Series MM Senior Unsecured Notes due 2022, Security No. INV11817, PPN 486606 L@3” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

The address for all notices regarding payments:

PAR U Hartford Life Insurance Comfort Trust

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

Address for all other communications and notices shall be as first written above.

Recipient of telephonic prepayment notices:	Manager, Trade Management Group, Telephone: (973) 367-3141 Facsimile: (888) 889-3832

Name of Nominee in which Notes are to be issued: None

Tax I.D. Number: 45-2941561

Physical Delivery

Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: William H. Bulmer

Telephone: (214) 720-6204

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA 8500 Andrew Carnegie Boulevard Charlotte, NC 28262	OO	$22,000,000

Payments

All payments on or in respect of the Series OO Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.

ABA # 021-000-021

Account Number: 900-9-000200

Account Name: TIAA

For Further Credit to the Account Number: G07040

Reference: PPN: 486606 M*4/Kayne Anderson MLP Investment Company

Maturity Date: October 29, 2024/Interest Rate: 3.46%/P&I Breakdown

Notices

All notices with respect to payments and prepayments of the Series OO Notes shall be sent to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Telephone: (212) 916-5504

Email: jpiperato@tiaa-cref.org or mwolfe@tiaa-cref.org

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Global Private Markets
Telephone:	(704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:	(704) 988-4916
Email:	hlee@tiaa-cref.org

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Series OO Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

Other Notices and Communications

All other notices and communications shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:	(704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:	(704) 988-4916
Email:	hlee@tiaa-cref.org

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-1624203

Physical Delivery

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center

3rd Floor

Brooklyn, New York 11245-0001

Attention: Physical Receive Department

For TIAA A/C #G07040

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	NN OO OO OO	$5,000,000 $5,000,000 $8,000,000 $2,000,000
c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104
Philadelphia, Pennsylvania 19103 Attention: Fixed Income Private Placements
Private Placement Fax: (215) 255-1654

Payments

Principal and Interest Payments (via Fed Wire) to:

The Bank of New York Mellon

One Wall Street

New York, New York 10286

ABA #021000018

BENEFICIARY/Account #: GLA 111566

Attn: The Bank of New York Mellon Private Placement P&I Dept.

Bank to Bank Information Ref: See Custodial Account Numbers Listed Below

Ref: PPN/CUSIP # / Security Description / P&I details

PRINCIPAL AMOUNT OF NOTES	ACCOUNT NAME	BANK CUSTODY NUMBER
$5,000,000	The Lincoln National Life Insurance Company – Seg 76	215736
$5,000,000	The Lincoln National Life Insurance Company – Seg J201	186228
$8,000,000	The Lincoln National Life Insurance Company – Seg 65	215732
$2,000,000	The Lincoln National Life Insurance Company – Seg 76	215736

All notices of payments to be addressed to:

Lincoln Financial Group

1300 South Clinton Street

Fort Wayne, IN 46802

Attention: K. Estep — Treasury Operations

Fax: (260) 455-1441

and

The Bank of New York Mellon

P. O. Box 19266

Newark, New Jersey 07195

Attention: Private Placement P&I Department

Reference: Registered Holder/Security Description/PPN #

Email: ppservicing@bnymellon.com

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-0472300

Physical Delivery

The Bank of New York Mellon

One Wall Street, 3rd Floor

New York, NY 10286

Attention: Free Receive Department

Contact Person: Anthony Saviano, Dept. Manager (212-635-6764)

In cover letter reference Note Amount, Account Name & Custody Account Number with a copy of cover letter by fax to:

Karen Costa, The Bank of New York Mellon (via fax: (315) 414-5017)

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA c/o Allianz Investment Management Attention: Private Placements 55 Greens Farms Road Westport, Connecticut 06880 Phone: (203) 293-1900 Email: ppt@allianzlife.com	OO	$15,000,000

Payments

Payment on Account of Note via Federal Funds Wire Transfer:

MAC & CO., LLC

The Bank of New York Mellon

ABA #011001234

BNY Mellon Account No. AZAF6700422

DDA 0000125261

Cost Center 1253

Re: Kayne Anderson MLP Investment Company, $15,000,000 3.46% Senior Notes, Series OO, due October 29, 2024, PPN 486606 M*4

Due Date and Application (as among principal, make whole and interest) of the payment being made

For Credit to Portfolio Account: AZL Special Investments AZAF6700422

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to be addressed as first provided above with a copy to:

Kathy Muhl

Supervisor — Income Group

The Bank of New York Mellon

Three Mellon Center — Room 153-1818

Pittsburgh, Pennsylvania 15259

Phone: (412) 234-5192

E-mail: kathy.muhl@bnymellon.com

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: MAC & CO., LLC

Taxpayer I.D. Number: 41-1366075

Physical Delivery

Mellon Securities Trust Company

One Wall Street

3rd Floor Receive Window C

New York, New York 10286

For Credit to: Allianz Life Insurance Company of North America,

AZL Special Investments AZAF6700422

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

GENWORTH MORTGAGE INSURANCE CORPORATION c/o Genworth Financial, Inc. Account: Genworth Mortgage Insurance Corporation 3001 Summer Street, 4th Floor Stamford, Connecticut 06905 Attention: Private Placements Telephone Number: (203) 708-3300 Fax Number: (203) 708-3308 Email: GNW.privateplacements@genworth.com	LL	$14,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York
ABA #:	021000018
Account #:	GLA111566
SWIFT Code:	IRVTUS3N
Account Name:	Income Collection Dept
Attn:	Income Collection Department
Reference:	GEMIC / GEMIC
Account #:	142675
CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts
And By Email:	treasppbkoffice@genworth.com
Fax:	(804) 662-7777

Notices

All notices and communications including original note agreement, conformed copy of the note agreement, amendment requests, financial statements and other general information to be addressed as provided above.

All corporate actions, including payments and prepayments, should be sent to the above address with copies to:

Genworth Financial, Inc.

Account: Genworth Mortgage Insurance Corporation

3001 Summer Street

Stamford, Connecticut 06905

Attention: Trade Operations

Telephone Number: (203) 708-3300

Fax Number: (203) 708-3308

If available, an electronic copy is additionally requested. Please send to the following e-mail address: GNWInvestmentsOperations@genworth.com

Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

The Bank of New York Mellon

Income Collection Department

P.O. Box 19266

Newark, New Jersey 07195

Atten:	Income Collection Dept
Ref:	GEMIC, Account 127459, CUSIP/PPN & Security Description
P&I Contact:	Purisima Teylan – (718) 315-3035

Name of Nominee in which Notes are issued: HARE & CO., LLC

Taxpayer I.D. Number: 31-0985858

Physical Delivery

The Bank of New York

One Wall Street

Window A, 3rd Floor

New York, New York 10286

Ref: GEMIC / GEMic Account # 142675

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

LIFE INSURANCE COMPANY OF THE SOUTHWEST c/o National Life Insurance Company One National Life Drive Montpelier, Vermont 05604 Attention: Private Placements Fax Number: (802) 223-9332	NN	$7,000,000

E-mail:	privateinvestments@sentinelinvestments.com cgudmastad@sentinelinvestments.com

Payments

Wire instructions:

J.P. Morgan Chase & Co.

New York, New York 10010

ABA #021000021

Account Number G06475

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 75-0953004

Physical Delivery

Chris P. Gudmastad, CFA

Sentinel Asset Management

One National Life Drive

Montpelier, VT 05604

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

NATIONAL LIFE INSURANCE COMPANY One National Life Drive Montpelier, Vermont 05604 Attention: Private Placements Fax Number: (802) 223-9332	NN	$3,000,000

E-mail:	privateinvestments@sentinelinvestments.com cgudmastad@sentinelinvestments.com

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other Wire instructions:

J.P. Morgan Chase & Co.

New York, New York 10010

ABA #021000021

Account Number S43651

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 03-0144090

Physical Delivery

Chris P. Gudmastad, CFA

Sentinel Asset Management

One National Life Drive

Montpelier, VT 05604

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

GUIDEONE PROPERTY & CASUALTY INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attn: Client Administrator	LL	$1,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company prior to Closing.

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the address first above written.

Physical Delivery

The Notes should be delivered in accordance with instructions furnished to lender counsel.

Name of Nominee in which Notes are to be issued:	Wells Fargo Bank, N.A. FBO GuideOne Property & Casualty Insurance Company

Taxpayer I.D. Number: 42-1409999

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

GUIDEONE MUTUAL INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attn: Client Administrator	LL	$1,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company prior to Closing.

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the address first above written.

Physical Delivery

The Notes should be delivered in accordance with instructions furnished to lender counsel.

Name of Nominee in which Notes are to be issued:	Wells Fargo Bank, N.A. FBO GuideOne Mutual Insurance Company

Taxpayer I.D. Number: 42-0645088

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

CATHOLIC FINANCIAL LIFE c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attn: Client Administrator	NN	$2,800,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company prior to Closing.

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the address first above written.

Physical Delivery

The Notes should be delivered in accordance with instructions furnished to lender counsel.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0201015

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

SBLI USA LIFE INSURANCE COMPANY, INC. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attn: Client Administrator	NN	$2,200,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company prior to Closing.

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the address first above written.

Physical Delivery

The Notes should be delivered in accordance with instructions furnished to lender counsel.

Name of Nominee in which Notes are to be issued: Potomac & Co.

Taxpayer I.D. Number: 13-4076788

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

TRUSTMARK INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attn: Client Administrator	OO	$1,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company prior to Closing.

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the address first above written.

Physical Delivery

The Notes should be delivered in accordance with instructions furnished to lender counsel.

Name of Nominee in which Notes are to be issued: ELL & Co.

Taxpayer I.D. Number: 36-0792925

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED AT THE CLOSING

GROUP HEALTH OPTIONS, INC. 320 Westlake Ave. N., Suite 100 Seattle, WA 98109-5233 Attention: Bret Myers	LL	$1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Kayne Anderson MLP Investment Company, 2.89% Senior Notes due October 29, 2020”, PPN, principal, premium or interest”) to:

Mellon Trust of New England, NA

ABA# 011001234

DDA# 0000125261

Attn: MBS Income CC: 1253

Account Name: GROUP HEALTH OPTIONS INC., PRIME ADVISORS

Acct Number: GHOF0001002

Ref: Description of Security, Pay Date, PPN, P&I breakdown

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to be addressed to:

Rachel M. Durkan

BNY Mellon Asset Servicing

One Mellon Center

Room 151-1060

Pittsburgh, PA 15258

Group Health Options, Inc.

320 Westlake Ave. N., Suite 100

Seattle, WA 98109-5233

Attention: Bret Myers

Assistant Treasurer

and

Prime Advisors, Inc.

100 Northfield Drive, 4th Floor

Windsor, CT 06095

Attention: Lewis Leon

SVP/Investment Accounting

All notices and communications other than those in respect to payments to be addressed to:

Prime Advisors, Inc.

Redmond Ridge Corporate Center

22635 NE Marketplace Drive, Suite 160

Redmond, WA 98053

Attention: Scott Sell

Vice President

Email: scott.sell@primeadvisors.com

Name of Nominee in which Notes are to be issued: MAC & CO

Taxpayer I.D. Number: 91-1467158

Physical Delivery

BNY Mellon Securities Trust Co.

One Wall Street

3rd Floor - Receive Window C

New York, NY 10286

Reference: Group Health Options, Inc., GHOF0001002

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” shall mean any covenant in respect of the financial condition or financial position of the Company, including, but not limited to, covenants that specify or require the maintenance of certain financial ratios applicable to the Company, and the default provision related thereto (regardless of whether such provision is labeled or otherwise characterized as a covenant or a default).

“Adjustment Period” shall mean, with respect to any calculation of the applicable interest rate in respect of the Notes, any period of time during which any Series of Notes has a current rating of less than “A-” by Fitch or less than its equivalent by any other NRSRO.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agency Agreement” shall mean the Agency Agreement dated as of October 29, 2014 substantially in the form of Exhibit 14.3 hereto.

“Agency Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Basic Maintenance Test” as of any Valuation Date is the requirement to maintain Eligible Assets with an aggregate Agency Discounted Value equal to at least the basic maintenance amount required by each Rating Agency under its respective Rating Agency Guidelines, separately determined.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or

SCHEDULE B

(to Note Purchase Agreement)

authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Houston, Texas are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Kayne Anderson MLP Investment Company, a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means any Affiliate of the Company (other than any Subsidiary thereof) that the Company Controls. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Series of Notes, that rate of interest per annum that is the greater of (i) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York Mellon in New York, New York as its “base” or “prime” rate. The Default Rate shall be subject to Section 8.7.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Assets” means Fitch Eligible Assets (if Fitch is then rating the Senior Securities) and/or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the Senior Securities), whichever is applicable.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Existing Note Purchase Agreements” means (i) that certain Note Purchase Agreement dated June 19, 2008 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time, (ii) that certain Note Purchase Agreement dated as of November 4, 2009 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time, (iii) that certain Note Purchase Agreement dated as of May 7, 2010 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time, (iv) that certain Note Purchase Agreement dated as of November 9, 2010 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time, (v) that certain Note Purchase Agreement dated as of May 26, 2011 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time, (vi) that certain Note Purchase Agreement dated as of May 3, 2012 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time, (vii) that certain Note Purchase Agreement dated as of April 16, 2013 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time and (viii) that certain Note Purchase Agreement dated as of April 30, 2014 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time.

“Existing Notes” means the notes issued under the Existing Note Purchase Agreements, as amended, modified, replaced or refinanced from time to time.

“Extended 10-Day Period” shall have the meaning set forth in Section 11(c) of this Agreement.

“Fitch” means Fitch Ratings and its successors at law.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the Senior Securities.

“Fitch Eligible Asset” means assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the Senior Securities.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings then assigned on the Senior Securities.

“Form N-CSR” is defined in Section 7.1(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Holder Forms” means any forms required to be filed by a holder of Notes pursuant to the 1940 Act or as required by the Federal Reserve Board.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Initial 30-Day Period” is defined in Section 11(c).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment Grade” shall mean a rating of at least “BBB-” or higher by Fitch or its equivalent by any other NRSRO.

“Iran” means the Government of Iran and any agency or instrumentality of the Government of Iran.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Market Value” means the market value of an asset of the Company determined as follows: Readily marketable portfolio securities listed on any exchange other than the NASDAQ are valued, except as indicated below, at the last sale price on the Business Day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Fixed income securities with a remaining maturity of 60 days or more are valued by the Company using a pricing service. When price quotations are not available, fair market value will be based on prices of comparable securities. Fixed income securities maturing within 60 days are valued on an amortized cost basis. For securities that are privately issued or illiquid, as well as any other portfolio security held by the Company for which, in the judgment of the Company’s investment adviser, reliable market quotations are not readily available, the pricing service does not provide a valuation, or provides a valuation that in the judgment of that investment adviser is stale or does not represent fair value, valuations will be determined in a manner that most fairly reflects fair value of the security on the valuation date under procedures adopted by the Board of Directors of the Company,

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

“MRP Shares” means those certain Series I, Mandatory Redeemable Preferred Shares issued pursuant to the 2014 Securities Purchase Agreement.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“1940 Act Asset Coverage” means asset coverage required by the 1940 Act Senior Notes Asset Coverage and by the 1940 Act Total Leverage Asset Coverage.

“1940 Act Senior Notes Asset Coverage” means, asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of this Agreement of at least 300% with respect to Senior Securities, determined on the basis of values calculated as of a time within 48 hours next preceding that of such determination.

“1940 Act Total Leverage Asset Coverage” means, asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of this Agreement of at least 200% with respect to Senior Securities and Preferred Stock, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“Notes” is defined in Section 1.

“NRSRO” means a nationally recognized statistical ratings organization.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Rating Agency” means each NRSRO, if any, other than Fitch then providing a rating for the Senior Securities.

“Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Eligible Assets” means assets of the Company set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Guidelines” mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of Senior Securities.

“Paying Agent” shall mean the Paying Agent under the Agency Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” means each of Fitch (if Fitch is then rating Senior Securities) and any Other Rating Agency (if any Other Rating Agency is then rating Senior Securities).

“Rating Agency Discount Factor” means the Fitch Discount Factor (if Fitch is then rating Senior Securities) or an Other Rating Agency Discount Factor (if any Other Rating Agency is then rating Senior Securities), whichever is applicable.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating Senior Securities) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating Senior Securities).

“Reference Agreement” is defined in Section 9.9.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“securities” or “security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Securities” means indebtedness for borrowed money of the Company including, without limitation, the Notes, bank borrowings and (without duplication) indebtedness of the Company within the meaning of Section 18 of the 1940 Act.

“Series” shall refer to any series of Notes issued under this Agreement.

“Series LL Notes” is defined in Section 1 of this Agreement.

“Series MM Notes” is defined in Section 1 of this Agreement.

“Series NN Notes” is defined in Section 1 of this Agreement.

“Series OO Notes” is defined in Section 1 of this Agreement.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Total Assets” shall mean the aggregate amount of all assets of the Company determined in accordance with GAAP applicable to the Company.

“2014 Securities Purchase Agreement” means that certain Securities Purchase Agreement among the Company and the parties set forth in Schedule A thereto dated October 29, 2014.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Notes initially are issued.

DISCLOSURE MATERIALS

1. Investor Presentations by KA Fund Advisors, LLC dated October 3, 2014.

2. Offering Letter from Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CitiGroup Global Markets Inc. dated September 29, 2014.

SCHEDULE 5.3

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

1.	The Company’s Annual Report for the fiscal year ended November 30, 2008.

2.	The Company’s Annual Report for the fiscal year ended November 30, 2009.

3.	The Company’s Annual Report for the fiscal year ended November 30, 2010.

4.	The Company’s Annual Report for the fiscal year ended November 30, 2011.

5.	The Company’s Annual Report for the fiscal year ended November 30, 2012.

6.	The Company’s Annual Report for the fiscal year ended November 30, 2013.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS AS OF SEPTEMBER 30, 2014

INSTRUMENT	OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
Term Loan Facility	Company	Sumitomo Mitsui Banking Corporation	$150,000,000	None
Revolving Credit Facility	Company	JP Morgan Chase Bank, N.A., as administrative agent along with several banks and financial institutions	$128,000,000	None
Senior Notes:	Company	Holder of Notes		None
Series M			$60,000,000
Series O			$65,000,000
Series Q			$15,000,000
Series R			$25,000,000
Series S			$60,000,000
Series T			$40,000,000
Series U			$60,000,000
Series V			$70,000,000
Series W			$100,000,000
Series X			$14,000,000
Series Y			$20,000,000
Series Z			$15,000,000
Series AA			$15,000,000
Series BB			$35,000,000
Series CC			$76,000,000
Series DD			$75,000,000
Series EE			$50,000,000
Series FF			$65,000,000
Series GG			$45,000,000
Series HH			$250,000,000
Series II			$30,000,000
Series JJ			$30,000,000
Series KK			$80,000,000
Series A Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$104,000,000	None
Series B Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$8,000,000	None

SCHEDULE 5.15

(to Note Purchase Agreement)

INSTRUMENT	OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
Series C Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$42,000,000	None
Series E Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$120,000,000	None
Series F Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$125,000,000	None
Series G Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$50,000,000	None
Series H Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$50,000,000	None

In addition to the agreements evidencing or relating to the Indebtedness described above, the Articles Supplementary relating to the Series A, B, C, E, F, G, and H Mandatory Redeemable Preferred Stock of the Company impose certain restrictions on the incurring of Indebtedness of the Company.

5.15-2

[FORM OF SERIES LL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

KAYNE ANDERSON MLP INVESTMENT COMPANY

2.89% SERIES LL SENIOR UNSECURED NOTE DUE OCTOBER 29, 2020

No. RLL-[ ]	[Date]
$[ ]	PPN 486606 L*5

FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON MLP INVESTMENT COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on October 29, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.89% per annum from the date hereof, payable semiannually, on the 19th day of June and December in each year, commencing with the June 19th or December 19th next succeeding the date hereof, and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 8.7 of the Note Purchase Agreement (referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 29, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in

EXHIBIT 1-A

(to Note Purchase Agreement)

Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By
Name:
Title:

E-1-A-2

[FORM OF SERIES MM NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

KAYNE ANDERSON MLP INVESTMENT COMPANY

3.26% SERIES MM SENIOR UNSECURED NOTE DUE OCTOBER 29, 2022

No. RMM-[ ]	[Date]
$[ ]	PPN 486606 L@3

FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON MLP INVESTMENT COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on October 29, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.26% per annum from the date hereof, payable semiannually, on the 19th day of June and December in each year, commencing with the June 19th or December 19th next succeeding the date hereof, and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 8.7 of the Note Purchase Agreement (referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 29, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in

EXHIBIT 1-B

(to Note Purchase Agreement)

Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By
Name:
Title:

E-1-B-2

[FORM OF SERIES NN NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

KAYNE ANDERSON MLP INVESTMENT COMPANY

3.37% SERIES NN SENIOR UNSECURED NOTE DUE OCTOBER 29, 2023

No. RNN-[ ]	[Date]
$[ ]	PPN 486606 L#1

FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON MLP INVESTMENT COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on October 29, 2023, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.37% per annum from the date hereof, payable semiannually, on the 19th day of June and December in each year, commencing with the June 19th or December 19th next succeeding the date hereof, and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 8.7 of the Note Purchase Agreement (referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 29, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in

EXHIBIT 1-C

(to Note Purchase Agreement)

Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By
Name:
Title:

E-1-C-2

[FORM OF SERIES OO NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

KAYNE ANDERSON MLP INVESTMENT COMPANY

3.46% SERIES OO SENIOR UNSECURED NOTE DUE OCTOBER 29, 2024

No. ROO-[ ]	[Date]
$[ ]	PPN 486606 M*4

FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON MLP INVESTMENT COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on October 29, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.46% per annum from the date hereof, payable semiannually, on the 19th day of June and December in each year, commencing with the June 19th or December 19th next succeeding the date hereof, and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 8.7 of the Note Purchase Agreement (referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 29, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in

EXHIBIT 1-D

(to Note Purchase Agreement)

Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By
Name:
Title:

E-1-D-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

[See Attached]

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

October 29, 2014	56869.00079

Each of the Purchasers listed on Schedule A hereto (“Purchasers”)

Re:	Kayne Anderson MLP Investment Company – Private Offering of $50,000,000 aggregate principal amount of the 2.89% Series LL Senior Unsecured Notes due October 29, 2020 (the “Series LL Notes”), U.S. $40,000,000 aggregate principal amount of the 3.26% Series MM Senior Unsecured Notes due October 29, 2022 (the “Series MM Notes”), U.S. $20,000,000 aggregate principal amount of the 3.37% Series NN Senior Unsecured Notes due October 29, 2023 (the “Series NN Notes”) and U.S. $90,000,000 aggregate principal amount of the 3.46% Series OO Senior Unsecured Notes due October 29, 2024 (the “Series OO Notes”, together with the Series LL Notes, the Series MM Notes and the Series NN Notes are collectively, the “Notes”)

Ladies and Gentlemen:

We have acted as counsel to Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company on the date hereof of the Notes to you pursuant to the Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company and the Purchasers relating to the issuance and sale (the “Offering”) to the Purchasers of $200,000,000 aggregate principal amount of the Company’s senior unsecured notes. This opinion letter is being furnished pursuant to Section 4.4(a) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Purchase Agreement;

(ii)	the Notes of even date herewith;

(iii)	completed Federal Reserve Forms G-3 of even date herewith, executed by the Company and delivered to each Purchaser (collectively, the “Purpose Statements”);

(iv)	the Articles of Amendment and Restatement of the Company, as supplemented by the Articles Supplementary Series I Mandatory Redeemable Shares, certified as of October 27, 2014 and October 28, 2014, respectively, by the Department of Assessments and Taxation of Maryland, and the Bylaws of the Company, each as currently in effect and as certified by the Secretary of the Company as of the date hereof;

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

(v)	a Certificate of Status of Foreign Corporation of the Secretary of State of the State of California with respect to the Company, dated October 21, 2014 (the “California Good Standing Certificate”);

(vi)	a Certificate of Fact of the Secretary of State of the State of Texas with respect to the Company, dated October 21, 2014 (the “Texas Good Standing Certificate” and, together with the California Good Standing Certificate, the “Good Standing Certificates”);

(vii)	the Registration Statement on Form N-8A filed by the Company on June 15, 2004 with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended; and

(viii)	certificates of officers and representatives of the Company.

In addition to the foregoing, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

The Purchase Agreement and the Notes are referred to herein, individually, as a “Transaction Document” and collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of the Transaction Documents and all agreements, instruments and other documents referred to above by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity and competency of all individuals executing documents; (vi) that the Transaction Documents and all other documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company under New York law), enforceable against such parties (other than the Company under New York law) in accordance with their respective terms and that no such documents have been amended, modified, supplemented or terminated orally or in writing except as has been disclosed to us; (vii) that there are no agreements or understandings between or among any of the parties to the Transaction Documents or third parties that would expand or modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificates; (ix) the due formation and valid existence of the Company, and the good standing of the Company in each applicable jurisdiction (other than the States of Texas and California); (x) the due power and authority of the Company to execute and deliver, and to perform its respective obligations under, the Transaction Documents; (xi) that the Purchasers satisfied all regulatory and legal requirements applicable to their respective activities; (xii) that the rights and remedies set forth in the Transaction Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

creditors or stockholders of the Company; (xiii) that the officers, directors and stockholders of the Company have properly discharged their fiduciary duties; (xiv) that each Purpose Statement has been delivered to the Purchaser indicated in the heading thereof; and (xv) that each Purpose Statement has been signed and accepted in good faith by a duly authorized officer of each Purchaser to whom such Purpose Statement was delivered, and such Purchaser has completed the appropriate portions of such Purpose Statement. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and of public officials and upon the representations, warranties and covenants contained in the Purchase Agreement.

Statements in this opinion letter which are qualified by the expression “to our knowledge”, “of which we have knowledge,” or “known to us” or “we have no reason to believe” or other expressions of like import are limited solely to the current actual knowledge of David Hearth and Lindsay Sparks, who are the individual attorneys in this Firm who have devoted substantive attention to the representation of the Company in connection with the preparation, negotiation, execution and delivery of the Transaction Documents (and expressly exclude the knowledge of any other person in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Company or otherwise). David Hearth and Lindsay Sparks are the only attorneys in this Firm who devoted substantial time to the transactions contemplated in the Transaction Documents. We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. In rendering the opinion set forth in opinion paragraph 4 below, we have not made any investigation of any court, governmental, regulatory or arbitral records to determine whether any litigation, investigation or proceeding has been filed or is pending.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. Based solely on a review of the Good Standing Certificates, we confirm that the Company is in good standing as a foreign corporation in the States of California and Texas.

2. Each of the Purchase Agreement and the Notes of even date herewith constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

3. The execution and delivery of each of the Transaction Documents by the Company and the performance of its obligations thereunder do not (a) constitute a breach by the Company of, or constitute a default by the Company under, any agreement listed on Schedule B hereto (collectively, the “Reviewed Agreements”), or (b) cause the Company to violate any federal or New York law, regulation or rule applicable to the Company that is generally applicable to transactions of the type contemplated in the Transaction Documents.

4. To our knowledge, there is no litigation, investigation or proceeding at law or in equity, by or before any federal or New York state court, governmental or regulatory body or agency or any federal or New York State arbitration board or panel, pending or overtly threatened in writing against the Company that questions the validity of the Transaction Documents.

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

5. No registration of the Notes under the Securities Act is required in connection with the sale of the Notes to the Purchasers under the circumstances contemplated by the Purchase Agreement, and an indenture does not need to be qualified under the Trust Indenture Act of 1939, as amended, assuming (a) the accuracy of the Purchasers’ representations and warranties made in the Purchase Agreement, (b) the accuracy of the Company’s representations and warranties made in the Purchase Agreement regarding the absence of a general solicitation in connection with the offer and sale of such Notes to the Purchasers, and (c) the due performance by the Purchasers of their obligations set forth in the Purchase Agreement.

6. On the date hereof, the sale of the Notes to the Purchasers does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System. For purposes of our opinion on Regulation T of the Board of Governors of the Federal Reserve System, we have assumed, with your permission, that none of the Purchasers is a “creditor,” as defined in Regulation T of the Board of Governors of the Federal Reserve System, and therefore Regulation T of the Board of Governors of the Federal Reserve System is not applicable to the issuance and sale of the Notes to the Purchasers.

7. The Company is duly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or, except with respect to federal securities laws as set forth in opinion paragraphs 5 and 7, other federal and state securities laws; (ii) except as set forth in opinion paragraph 6, Federal Reserve Board margin regulations; (iii) pension or employee benefit laws, e.g., ERISA; (iv) federal or state antitrust and unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Act; (v) the statutes, ordinances, administrative decisions or rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vi) federal or state environmental laws; (vii) federal or state land use, building codes or subdivision laws; (viii) federal or state tax laws; (ix) federal or state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (x) federal patent, copyright or trademark, state trademark or other federal and state intellectual property laws; (xi) federal or state racketeering laws, e.g., RICO; (xii) federal or state health and safety laws, e.g., OSHA; (xiii) federal or state laws concerning aviation, vessels, railways or other means of transportation; (xiv) federal or state laws concerning public utilities; (xv) federal or state labor or employment laws; (xvi) federal or state laws or policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, including judicial acts, and (C) criminal and civil forfeiture laws; (xvii) except as set forth in opinion paragraph 6, federal or state banking or insurance laws; (xviii) export, import or customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, or any federal, state or local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements or policies relating to the same (including, without limitation, Executive Order 13224, effective September 24, 2001); (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes or similar statutes in effect from time to time, or the policies promulgated thereunder or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (xxi) federal or state laws concerning bankruptcy, insolvency,

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

reorganization, moratorium or similar laws affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; or (xxii) other federal or state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); or in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B. We express no opinion with respect to (i) the truth of the factual representations and warranties contained in any of the Transaction Documents, (ii) the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible, or (iii) any document, instrument or agreement other than the Transaction Documents, regardless of whether such document, instrument or agreement is referred to in the Transaction Documents.

C. We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of any Transaction Document may have on the opinions expressed herein.

D. Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions which may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, provisions indemnifying a party against liability for its own wrongful or negligent acts, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

E. No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision contained in the Transaction Documents allowing any party to exercise any remedial rights without notice to the Company, (ii) any waiver of demand or notice by the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provisions contained in the Transaction Documents purporting to establish evidentiary standards, (iv) any provision of the Transaction Documents which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Transaction Documents, (v) any provision of the Transaction Documents which purports to entitle any person or entity to specific performance of any provision thereof, (vi) any provision of the Transaction Documents which requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, or (vii) any provision of the Transaction Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Transaction Document.

F. No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (i) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Transaction Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (ii) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Transaction Documents.

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

G. With respect to our opinion set forth in opinion paragraph 1, with your permission, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificates.

H. For purposes of our opinion set forth in opinion paragraph 2, we have assumed, with your permission, that the term “Additional Covenant” (as used in Section 9.9 of the Purchase Agreement) is limited to a financial covenant in respect of the financial condition of the Company that can be ascertained through the application of a specified numerical financial test or other specified numerical financial criteria.

I. For purposes of our opinion expressed in opinion paragraph 6, we have assumed, with your permission, that: (i) the information contained in each Purpose Statement is true, correct, accurate and complete on the date hereof, and (ii) on the date hereof and in conjunction with the issuance of the Notes, the Company shall repay (a) the obligations under that certain Credit Agreement dated as of March 5, 2013, by and among the Borrower, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, in an aggregate principal amount of $95,000,000 and all accrued interest thereon and (b) the obligations under that certain Credit Agreement dated as of February 18, 2014, between the Company and Sumitomo Mitsui Banking Corporation, in an aggregate principal amount of $70,000,000 and all accrued interest thereon. In rendering the opinion expressed in opinion paragraph 6, we have relied solely, and without any further investigation, on a certificate of the Chief Financial Officer of the Company, dated the date hereof, as to certain certifications or representations regarding, among other things, the current market value of “margin stock” (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and as used herein, “margin stock”) that serves as direct or indirect security for the Company’s obligations under the Notes and other “credit” (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and as used herein, “credit”) extended to the Company, and the loan value of all assets of the Company not consisting of margin stock that serve as direct or indirect security for the Company’s obligations under the Notes and other credit extended to the Company.

J. We express no opinion as to the effect on our opinion expressed in opinion paragraph 6 to the extent that any Note may be deemed to constitute margin stock in the hands of any Purchaser. We further express no opinion in opinion paragraph 6 on the effect of Regulation T of the Board of Governors of the Federal Reserve System on any person other than a Purchaser.

K. Without limiting the generality of any limitation, qualification or condition expressed elsewhere herein, we express no opinion on the matters set forth in opinion paragraphs 5 and 6 at any time after the initial issuance and sale of the Notes to the Purchasers on the date hereof, and we expressly disclaim any obligation to update such opinions after the date hereof.

L. We call to your attention that (i) that the Company has elected to be registered as a “closed-end management investment company” under the 1940 Act and (ii) the Company is subject to regulation under the 1940 Act as a “closed-end management investment company.” We understand that the Company is engaged primarily in the business of investing in equity and debt securities, including margin stock. We note that the Purchase Agreement contemplates the Company’s execution and delivery to the Purchasers of completed and executed Federal Reserve Forms G-3.

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

M. No opinion is expressed as to the validity or enforceability of any provision of any Transaction Document that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; (vi) states that time is of the essence; (vii) purports to prohibit, restrict or condition the assignment of any agreement or instrument to the extent the same is rendered ineffective by Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect in a relevant jurisdiction; (viii) purports to limit the liability of any party thereto to third parties; or (ix) constitutes (or is construed to constitute) an agreement to agree.

N. Our opinions contained herein are limited solely to laws and regulations (other than the Excluded Laws) which in our experience are generally applicable to transactions in the nature of those contemplated by the Transaction Documents.

O. With respect to our opinions set forth in opinion paragraph 3 with respect to the Reviewed Agreements, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach of or default under such provisions or (ii) provisions relating to the occurrence of a “material adverse effect,” “material adverse change” or words of similar import. In addition, our opinions relating to the Reviewed Agreements are subject to the effect on the Reviewed Agreements of (x) the introduction of extrinsic evidence to interpret the terms thereof and (y) any non-written modifications thereof. Moreover, our opinions relating to the Reviewed Agreements are based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing the Reviewed Agreements.

P. We express no opinion as to the effect on our opinions regarding the Transaction Documents arising out of the status or activities of, or laws applicable to, the Purchasers or any other party, if any, to the Transaction Documents (other than the Company under federal or New York law), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of any of their businesses.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, and (ii) the federal laws of the United States.

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter. The opinions expressed herein are to be governed by the laws of the State of New York and shall be construed in accordance with the customary practice in New York of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Notes. At your request, we hereby consent to reliance hereon by any transferee of the Notes that is an institutional accredited investor pursuant to a transfer that is made in accordance with the express provisions of the Purchase Agreement, on the condition and understanding that any such reliance shall be subject to the terms and conditions of this opinion letter, and further, without limitation of any of the foregoing, that (i) this opinion letter speaks only as of the date hereof and shall not be deemed to have been reissued as of any date, (ii) we have no responsibility or obligation to update this opinion letter, (iii) we have no responsibility or obligation to consider the applicability or correctness of this opinion letter to any person or entity other than its original addressees, and (iv) any such reliance by such transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in the law, facts or any other developments known to or reasonably knowable by such transferee at such time. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person (except as permitted in the immediately preceding sentence) without our express prior written consent; except that you may furnish a copy of this opinion letter for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to an order or legal process of any court or governmental agency, (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Notes, (iv) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, and (v) your potential successors and assigns. This opinion letter is rendered to you as of the date hereof and shall not be deemed to have been reissued by any subsequent delivery of a copy hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

Schedule A

Purchasers

AMERICAN HOME ASSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

AMERICAN GENERAL LIFE INSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

THE GIBRALTAR LIFE INSURANCE CO., LTD.

c/o Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Schedule A

Purchasers

TEACHERS INSURANCE AND ANNUITY

    ASSOCIATION OF AMERICA

8500 Andrew Carnegie Boulevard

Charlotte, NC 28262

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

c/o Delaware Investment Advisers

2005 Market Street, Mail Stop 41-104

Philadelphia, Pennsylvania 19103

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

c/o Allianz Investment Management

55 Greens Farms Road

Westport, Connecticut 06880

GENWORTH MORTGAGE INSURANCE CORPORATION

c/o Genworth Financial, Inc.

3001 Summer Street, 4th Floor

Stamford, Connecticut 06905

LIFE INSURANCE COMPANY OF THE SOUTHWEST

c/o National Life Insurance Company

One National Life Drive

Montpelier, Vermont 05604

NATIONAL LIFE INSURANCE COMPANY

One National Life Drive

Montpelier, Vermont 05604

GUIDEONE PROPERTY & CASUALTY INSURANCE COMPANY

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

GUIDEONE MUTUAL INSURANCE COMPANY

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

CATHOLIC FINANCIAL LIFE

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

SBLI USA LIFE INSURANCE COMPANY

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

Schedule A

Purchasers

TRUSTMARK INSURANCE COMPANY

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

GROUP HEALTH OPTIONS, INC.

320 Westlake Ave. N., Suite 100

Seattle, WA 98109-5233

Schedule B

Reviewed Agreements

1.	Administrative Services Agreement, dated February 28, 2009, between the Company and Ultimus Fund Solutions, LLC.

2.	Custody Agreement, dated September 27, 2004, by and between the Company and Custodial Trust Company, as amended by Amendment No. 1, dated October 2005.

3.	Amended and Restated Investment Management Agreement, dated December 12, 2006, by and between the Company and Kayne Anderson Capital Advisors, L.P. (as assigned to KA Fund Advisors, LLC on December 31, 2006).

4.	Credit Agreement dated as of March 5, 2013, among the Company, the several banks and other financial institutions party thereto (collectively, the “Lenders”), and JP Morgan Chase Bank, N.A., as administrative agent for the Lenders.

5.	Credit Agreement dated as of February 18, 2014, between the Company and Sumitomo Mitsui Banking Corporation.

6.	Note Purchase Agreement, dated as of June 19, 2008, among the Company and each of the purchasers listed therein.

7.	Note Purchase Agreement, dated as of November 4, 2009, among the Company and each of the purchasers listed therein.

8.	Note Purchase Agreement, dated as of May 7, 2010, among the Company and each of the purchasers listed therein.

9.	Note Purchase Agreement, dated as of November 9, 2010, among the Company and each of the purchasers listed therein.

10.	Note Purchase Agreement, dated as of May 26, 2011, among the Company and each of the purchasers listed therein.

11.	Note Purchase Agreement, dated as of May 3, 2012, among the Company and each of the purchasers listed therein.

12.	Note Purchase Agreement, dated as of April 16, 2013, among the Company and each of the purchasers listed therein.

13.	Indenture of Trust dated August 22, 2013, by and between the Company and Bank of New York Mellon Trust Company, N.A., the First Supplemental Indenture of Trust dated August 22, 2013, and Second Supplemental Indenture of Trust dated February 7, 2014.

14.	Note Purchase Agreement, dated as of April 30, 2013, among the Company and each of the purchasers listed therein.

15.	Securities Purchase Agreement, of even date herewith, among the Company and each of the purchasers listed therein.

October 29, 2014

The Purchasers party to the

Purchase Agreement referred to below

Re:	Kayne Anderson MLP Investment Company

Ladies and Gentlemen:

We have served as Maryland counsel for Kayne Anderson MLP Investment Company, a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of the following series of its notes (collectively, the “Senior Notes”): (a) $50,000,000 aggregate principal amount of 2.89% Series LL Senior Unsecured Notes due October 29, 2020; (b) $40,000,000 aggregate principal amount of 3.26% Series MM Senior Unsecured Notes due October 29, 2022; (c) $20,000,000 aggregate principal amount of 3.37% Series NN Senior Unsecured Notes due October 29, 2023; and (d) $90,000,000 aggregate principal amount of 3.46% Series OO Senior Unsecured Notes due October 29, 2024, pursuant to a Note Purchase Agreement, dated October 29, 2014 (the “Purchase Agreement”), by and between the Company and each of the Purchasers listed on Schedule A thereto (the “Purchasers”). This opinion is being delivered to you at the request of the Company in connection with Section 4.4 of the Purchase Agreement. This firm did not participate in the negotiation or drafting of the Purchase Agreement or the Notes (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3. A certificate as of October 27, 2014, of the SDAT as to the good standing of the Company;

4. Resolutions adopted by the Board of Directors of the Company, relating to (a) the sale and issuance of the Senior Notes and (b) the authorization of the execution and delivery by the Company of the Purchase Agreement and the Notes, certified as of the date hereof by an officer of the Company;

The Purchasers

October 29, 2014

5. The Purchase Agreement;

6. 31 Notes, each dated October 29, 2014 (the “Notes”), made by the Company to the order of the Purchasers, representing the aggregate principal amount of the Senior Notes;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information (other than facts constituting conclusions of law on matters on which we opine herein) contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The Purchasers

October 29, 2014

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to issue and sell the Senior Notes and to execute and deliver the Purchase Agreement and the Notes.

3. The execution and delivery of the Purchase Agreement and the Notes have been duly authorized by all necessary corporate action of the Company. Each of the Purchase Agreement and the Notes has been duly executed and, so far as is known to us, delivered by the Company.

4. The execution, delivery and performance by the Company of its obligations under the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement, will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to us, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

5. No consent of any Maryland governmental authority is required to be made or obtained by the Company in connection with the sale and issuance of the Senior Notes or the execution and delivery by the Company of the Purchase Agreement and the Notes, except such consents as may have been waived or obtained, if any (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).

The foregoing opinion is limited to Maryland law and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers. We note that the Purchase Agreement provides that it shall be governed by the laws of a state other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our

The Purchasers

October 29, 2014

consideration of only those Maryland laws or regulations and orders of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 5 above is based upon our consideration of only those consents of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit. Accordingly, subject to the following sentences, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Paul Hastings LLP, counsel to the Company, in connection with the opinion to be issued by it of even date herewith relating to the sale and issuance of the Senior Notes) without, in each instance, our prior written consent. This opinion may also be relied upon by your successors and assigns who are Institutional Investors (as defined in the Purchase Agreement) as if this opinion were addressed to them on the date hereof. This opinion may be delivered (but may not be relied upon by any recipient pursuant to this sentence) (i) to potential successors and assigns, (ii) in connection with any judicial or arbitration process, and (iii) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, in each case, without our prior written consent.

Very truly yours,

43869-212862

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[To be provided on a case by case basis]

EXHIBIT 4.4(b)

(to Note Purchase Agreement)

FORM OF LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

EXHIBIT 13.1

(to Note Purchase Agreement)

FORM OF AGENCY AGREEMENT

The Agency Agreement is the

Principal Agreement herein

EXHIBIT 14.3

(to Note Purchase Agreement)